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EXHIBIT 5.1

                GERSTEN, SAVAGE, KAPLOWITZ, WOLF & MARCUS, LLP
                              101 East 52nd Street
                            New York, New York 10022

                                                                   July 26, 2002

Med-Emerg International Inc.
2550 Argentia Road - Suite 205
Mississauga, Ontario L5N 5R1 Canada

Gentlemen:

         You have requested our opinion, as counsel for Med-Emerg International Inc. incorporated in Ontario, Canada (the "Company"), in connection with the registration statement on Form SB-2 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 4,331,940 shares of common stock, no par value ("Common Stock") which Common Stock includes shares of Common Stock issuable upon: (i) the conversion of a Convertible Debenture; (ii) shares of Common Stock issuable upon the exercise of public warrants, the shares underlying which were originally registered in the Company's registration statement on Form F-1 (Reg. No 333-21899) declared effective by U.S. Securities Exchange Commission in February 1998; (iii) shares of common stock issuable upon the exercise of options issued to officers and directors of the Company; and (iv) shares of Common Stock issued to certain individuals, (collectively the "Selling Stockholder Shares).

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that the Selling Stockholder Shares have been fully paid, validly issued and are non-assessable.

         No opinion is expressed herein as to any laws other than the laws of the State of New York and the laws of the United States.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,


                            /s/ Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
                            --------------------------------------------------
                                Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP